UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Greene County Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

The Proxy Statement of Greene County Bancorp, Inc. (the “Company”), dated September 28, 2017 and filed with the SEC on September 28, 2017, for the Company’s 2017 Annual Meeting of Stockholders (the “Proxy Statement”), did not include disclosure related to the change in the Company’s certified accountant.  This disclosure, related to the change in the Company’s certified accountant, was previously disclosed in the Company’s Current Report on Form 8-K, as filed with the SEC on June 23, 2017.  A copy of the amendment to the Company’s Proxy Statement is below, and should be read in conjunction with the Company’s Proxy Statement. Other than as described above, no other changes are made to the Company’s Proxy Statement.

Definitive Additional Material Related to Proxy Statement filed September 28, 2017

The Company hereby revises its Proxy Statement, dated as of September 28, 2017 and filed on September 28, 2017, to insert the following paragraphs on page 22 of the Proxy Statement immediately after the title “PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

Changes in Registrant’s Certifying Accountant.

On June 20, 2017 the Company’s Audit Committee approved the dismissal of BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm. The dismissal will be effective upon the issuance of the Company’s consolidated financial statements for the fiscal year ending June 30, 2017.

The audit reports of BDO on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2016 and 2015 and the subsequent interim period through June 20, 2017, there were no: (1) disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Company requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not BDO agreed with the above statements.  A copy of BDO’s letter to the SEC dated June 22, 2017 was filed as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2017.

On June 20, 2017, the Company appointed The Bonadio Group (“Bonadio”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2018. The appointment was approved by the Audit Committee of the Board of Directors of the Company. During the fiscal years ended June 30, 2016 and 2015, and the subsequent interim period prior to the engagement of Bonadio, the Registrant did not consult with Bonadio regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.